Exhibit 99.1

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-346-2430
(rsonenshein@stagestores.com)

Stage Stores Reports Third Quarter Results;
Announces Resumption of Share Repurchase Program

HOUSTON, TX, November 19, 2015 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the third quarter ended October 31, 2015. Sales and comparable sales each decreased 3.5%. On an adjusted basis, the Company reported a net loss of $9.4 million, or $0.29 per diluted share compared to an adjusted net loss of $0.16 per diluted share in the prior year.

“Our third quarter results were negatively impacted by stores located in geographies which were pressured by oil and gas and a devalued peso. Stores outside of those areas achieved a flat comp for the quarter,” said Michael Glazer, President and Chief Executive Officer. “Based on these results and our expectation that these challenges will continue in the near term, we are guiding our comp sales to a range of -2% to -4% for the fourth quarter and adjusted earnings per diluted share to $0.70 to $0.80 for the fiscal year. We will manage our business with discipline around inventory control, implement additional cost reductions and maintain our focus on improving store productivity and driving online sales. Overall, we continue to believe that our strategic initiatives around e-commerce, an increased emphasis on merchandise style and value, a rationalized store base, store remodels, and rejuvenated marketing programs will better position us for sustainable long-term growth.”

Third Quarter Reported Results
Sales decreased 3.5% to $351.6 million for the third quarter, as compared to $364.2 million in the prior year period. Comparable sales decreased 3.5%. Net loss was $10.2 million, or $0.32 per diluted share, versus $0.16 per diluted share for the prior year.

On an adjusted basis, net loss was $9.4 million, or $0.29 per diluted share, for the third quarter. Adjusted third quarter results exclude charges associated with the consolidation of the Company’s headquarters and asset disposals associated with our store remodel program of approximately $1.5 million, or $0.03 per diluted share.

Share Repurchase Program
The Company also announced today that its Board of Directors approved the resumption of the $200 million share repurchase program authorized in 2011. The Company has $99.9 million remaining under the program.

Mr. Glazer commented, “The Board’s decision reflects confidence in the Company’s future growth and cash flow generation. At current levels, we believe the share price does not reflect Stage’s intrinsic value, making this an opportune time to resume our share repurchases.”

Under the program, the Company has the discretion to repurchase its common shares in the open market and/or in privately negotiated transactions. The extent to which the Company repurchases its common shares under the program, and the timing of such repurchases, will depend on market conditions, regulatory considerations and other factors. Purchases under the program will be financed by existing cash, cash flow or other liquidity sources. The program is eligible to begin on November 20, 2015 with no expiration date and may be suspended or discontinued at any time. Any common shares acquired will be available to meet obligations under equity compensation plans and for general corporate purposes.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results. Interested parties may participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, December 4, 2015.

About Stage Stores
Stage Stores, Inc. operates 847 specialty department stores in 40 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 31, 2015		November 1, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$351,575	100.0%	$364,197	100.0%
Cost of sales and related buying, occupancy and distribution expenses	275,479	78.4%	276,031	75.8%
Gross profit	76,096	21.6%	88,166	24.2%
Selling, general and administrative expenses	92,079	26.2%	94,652	26.0%
Store opening costs	17	—%	998	0.3%
Interest expense	743	0.2%	814	0.2%
Loss from continuing operations before income tax	(16,743)	(4.8)%	(8,298)	(2.3)%
Income tax benefit	(6,560)	(1.9)%	(3,191)	(0.9)%
Loss from continuing operations	(10,183)	(2.9)%	(5,107)	(1.4)%
Loss from discontinued operations, net of tax benefit of $65	—	—%	(161)	—%
Net loss	$(10,183)	(2.9)%	$(5,268)	(1.4)%

Basic loss per share data:
Continuing operations	$(0.32)		$(0.16)
Discontinued operations	—		(0.01)
Basic loss per share	$(0.32)		$(0.17)
Basic weighted average shares outstanding	32,017		31,794

Diluted loss per share data:
Continuing operations	$(0.32)		$(0.16)
Discontinued operations	—		(0.01)
Diluted loss per share	$(0.32)		$(0.17)
Diluted weighted average shares outstanding	32,017		31,794

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	October 31, 2015		November 1, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$1,101,804	100.0%	$1,113,683	100.0%
Cost of sales and related buying, occupancy and distribution expenses	846,324	76.8%	835,236	75.0%
Gross profit	255,480	23.2%	278,447	25.0%
Selling, general and administrative expenses	281,387	25.5%	283,814	25.5%
Store opening costs	396	—%	2,030	0.2%
Interest expense	1,995	0.2%	2,293	0.2%
Loss from continuing operations before income tax	(28,298)	(2.6)%	(9,690)	(0.9)%
Income tax benefit	(11,093)	(1.0)%	(3,729)	(0.3)%
Loss from continuing operations	(17,205)	(1.6)%	(5,961)	(0.5)%
Loss from discontinued operations, net of tax benefit of $4,322	—	—%	(6,909)	(0.6)%
Net loss	$(17,205)	(1.6)%	$(12,870)	(1.2)%

Basic loss per share data:
Continuing operations	$(0.54)		$(0.19)
Discontinued operations	—		(0.22)
Basic loss per share	$(0.54)		$(0.41)
Basic weighted average shares outstanding	31,917		31,681

Diluted loss per share data:
Continuing operations	$(0.54)		$(0.19)
Discontinued operations	—		(0.22)
Diluted loss per share	$(0.54)		$(0.41)
Diluted weighted average shares outstanding	31,917		31,681

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	October 31, 2015	January 31, 2015
ASSETS
Cash and cash equivalents	$23,434	$17,165
Merchandise inventories, net	617,258	441,452
Prepaid expenses and other current assets	46,849	45,444
Total current assets	687,541	504,061

Property, equipment and leasehold improvements, net	308,034	285,450
Intangible asset	14,910	14,910
Other non-current assets, net	21,996	20,256
Total assets	$1,032,481	$824,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$241,549	$121,778
Accrued expenses and other current liabilities	70,393	83,004
Total current liabilities	311,942	204,782

Long-term debt obligations	172,042	45,673
Other long-term liabilities	96,864	98,292
Total liabilities	580,848	348,747

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,020 and 31,632 shares issued, respectively	320	316
Additional paid-in capital	402,018	395,395
Less treasury stock - at cost, 0 and 0 shares, respectively	(763)	(600)
Accumulated other comprehensive loss	(6,514)	(6,874)
Retained earnings	56,572	87,693
Total stockholders' equity	451,633	475,930
Total liabilities and stockholders' equity	$1,032,481	$824,677

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	October 31, 2015	November 1, 2014
Cash flows from operating activities:
Net loss	$(17,205)	$(12,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment of long-lived assets	58,326	46,896
Loss on retirements of property, equipment and leasehold improvements	712	854
Deferred income taxes	(557)	(451)
Tax benefit from stock-based compensation	540	109
Stock-based compensation expense	8,926	7,018
Amortization of debt issuance costs	164	220
Excess tax benefits from stock-based compensation	(945)	(829)
Deferred compensation obligation	163	(104)
Amortization of employee benefit related costs	581	299
Construction allowances from landlords	2,127	5,529
Changes in operating assets and liabilities:
Increase in merchandise inventories	(175,806)	(140,569)
Increase in other assets	(3,335)	(3,500)
Increase in accounts payable and other liabilities	95,476	93,021
Net cash used in operating activities	(30,833)	(4,377)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(69,156)	(48,308)
Proceeds from disposal of assets	37	1,468
Net cash used in investing activities	(69,119)	(46,840)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	428,783	331,518
Payments of revolving credit facility borrowings	(304,960)	(262,970)
Payments of long-term debt obligations	(1,466)	(2,017)
Payments of debt issuance costs	—	(634)
Repurchases of common stock	—	(5)
Payments for stock related compensation	(3,708)	(2,038)
Proceeds from exercise of stock awards	543	5,041
Excess tax benefits from stock-based compensation	945	829
Cash dividends paid	(13,916)	(12,483)
Net cash provided by financing activities	106,221	57,241
Net increase in cash and cash equivalents	6,269	6,024

Cash and cash equivalents:
Beginning of period	17,165	14,762
End of period	$23,434	$20,786

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net loss (GAAP)	$(10,183)	$(5,268)	$(17,205)	$(12,870)
Loss from discontinued operations	—	161	—	6,909
Loss from continuing operations	(10,183)	(5,107)	(17,205)	(5,961)
Corporate headquarters consolidation, net of tax of $522 and $761, respectively	791	—	1,180	—
Strategic store closures and remodels, net of tax of $170 and $3,463, respectively	13	—	5,371	—
Adjusted loss (non-GAAP)	$(9,379)	$(5,107)	$(10,654)	$(5,961)

Diluted loss per share (GAAP)	$(0.32)	$(0.17)	$(0.54)	$(0.41)
Loss from discontinued operations	—	0.01	—	0.22
Loss from continuing operations	(0.32)	(0.16)	(0.54)	(0.19)
Corporate headquarters consolidation	0.03	—	0.04	—
Strategic store closures and remodels	—	—	0.17	—
Adjusted diluted loss per share (non-GAAP)	$(0.29)	$(0.16)	$(0.33)	$(0.19)

	Three Months Ended
	October 31, 2015		November 1, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)
Selling, general and administrative expenses (GAAP)	$92,079	26.2%	$94,652	26.0%
Store opening costs (GAAP)	17	—%	998	0.3%
Interest expense (GAAP)	743	0.2%	814	0.2%
Corporate headquarters consolidation	(1,313)	(0.4)%	—	—%
Strategic store closures and remodels	(183)	(0.1)%	—	—%
Adjusted expenses (non-GAAP)	$91,343	26.0%	$96,464	26.5%

(a) Percentages may not foot due to rounding.